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                                                                    Exhibit 10.2

                        FIRST STATE FINANCIAL CORPORATION

                                 2004 STOCK PLAN

SECTION 1. BACKGROUND AND PURPOSE

      The name of this Plan is the First State Financial Corporation 2004 Stock Plan. The purpose of this Plan is to promote the interests of First State and its Subsidiaries through grants to Employees and Directors of Options to purchase Stock, in order (1) to attract and retain Employees and Directors, (2) to provide an additional incentive to each Employee and Director to work to increase the value of Stock and (3) to provide each Employee and Director with a stake in the future of First State which corresponds to the stake of each of First State's shareholders.

SECTION 2. DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

      2.1.  Board - means the Board of Directors of First State.

      2.2 Change in Control - means a change in control of First State of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such "change in control," provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d) (2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of First State or any successor of First State; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of First State approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of First State shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of First State) or any dissolution or liquidation of First State or any sale or the disposition of 50% or more of the assets or business of First State; or (iv) the shareholders of First State approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of First State immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.2 (iv) (A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of First State common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 2.2(iv) (A) of the beneficially owned shares of

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the successor or survivor corporation and the number described in 2.2(iv) (B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of First State by the persons described in Section 2.2(iv) (A) immediately before the consummation of such transaction.

      2.3.  Code - means the Internal Revenue Code of 1986, as amended.

      2.4. Committee - means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be (or be treated as) an "outside director" for purposes of Section 162(m) of the Code.

      2.5. Director - means a member of the Board, or a director of any Subsidiary of First State, who is not an employee of First State or any Subsidiary.

      2.6. Employee - means a select employee of First State or any Subsidiary whose performance is, in the judgment of the Committee acting in its absolute discretion, directly or indirectly material to the success of First State or such Subsidiary.

      2.7. Exchange Act - means the Securities Exchange Act of 1934, as amended.

      2.8. Fair Market Value - means (1) the closing price on any date for a share of Stock as reported by the Nasdaq National Market quotation system (or under any successor quotation system) or, if Stock is no longer quoted on the Nasdaq National Market, under the quotation system under which such closing price is reported or, if the Nasdaq National Market no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. If the closing price for a share of Stock is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources.

      2.9. ISO - means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.

      2.10. NQO - means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Section 422 of the Code.

      2.11. Option - means an ISO or a NQO.

      2.12. Option Agreement - means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Director under this Plan.

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      2.13. Option Price - means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

      2.14. Plan - means this First State Financial Corporation 2004 Stock Plan, as amended from time to time.

      2.15. Predecessor Plan - means the First State Bank Non-Qualified Stock Option Plan and Agreement as in effect on the effective date of this Plan and as thereafter amended.

      2.16. Rule 16b-3 -means the exemption under Rule 16b-3 to Section 16 (b) of the Exchange Act or any successor to such rule.

      2.17. Stock - means the One Dollar ($1.00) par value common stock of First State.

      2.18. Subsidiary - means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of First State except a corporation which has subsidiary corporation status under Section 424(f) of the Code exclusively as a result of First State or a First State subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

      2.19. First State - means First State Financial Corporation, a Florida corporation, and any successor to such corporation.

SECTION 3. SHARES RESERVED UNDER PLAN

      3.1. Shares. There shall (subject to Section 10) be reserved for issuance under this Plan (a) 500,000 shares of Stock less (b) the number of shares of Stock which would remain available for issuance under (i) the Predecessor Plan if shares were issued on the effective date of this Plan sufficient to satisfy all grants then outstanding under the Predecessor Plan, and (ii) the options to purchase Stock granted to the President and Chief Executive Officer of First State, plus (c) the number of shares of Stock subject to grants (i) under the Predecessor Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants, and (ii) to the President and Chief Executive Officer of First State which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, only the shares of Stock described in Section 3.1 (a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under the Predecessor Plan or to the President and Chief Executive Officer of First State which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.

      3.2 Source of Shares. The shares of Stock described in Section 3.1 shall be reserved to the extent that First State deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by First State. The surrender right in an Option shall reduce the number of shares available for issuance under this Plan only to the extent of the shares of Stock, if any, actually issued upon such exercise. Finally, if the Option Price of an Option is paid in whole or in part in shares of Stock, such shares thereafter shall be treated the same as any other shares of Stock available for issuance under this Plan.

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      3.3.  Use of Proceeds. The proceeds which First State receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of First State.

      3.4. Predecessor Plan. No grants shall be made under the Predecessor Plan on or after the date this Plan becomes effective.

SECTION 4. EFFECTIVE DATE

      This Plan shall be effective on the date the shareholders of First State (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

SECTION 5. COMMITTEE

      This Plan shall be administered by the Committee. Subject to the provisions of this Plan (including Sections 10, 11, and 12), the Committee shall have the power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make factual determinations relating to Plan grants and correct mistakes in Option, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. Such actions of the Committee shall be binding on First State, on each affected Employee and Director and on each other person directly or indirectly affected by such action. The Committee may delegate such powers and duties, whether ministerial or discretionary, as the Committee may deem appropriate, including, but not limited to, authorizing the Committee's delegate to execute agreements evidencing the grant of Options or other documents on the Committee's behalf.

SECTION 6. ELIGIBILITY

      Employees and Directors shall be eligible for the grant of Options under this Plan.

SECTION 7. OPTIONS

      7.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to Employees and Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate under the circumstances, including in lieu of compensation otherwise payable in cash. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. All Options granted to Directors shall be NQOs.

      7.2. $100,000 Limit. The aggregate Fair Market Value of ISOs granted to an Employee under this Plan and incentive stock options granted to such Employee under any other stock option plan adopted by First State, or a Subsidiary which first become exercisable in any calendar year (which begins on or after January 1, 2005) shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code.

      7.3.  Share Limitations

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            (a)   Employees. An Employee may not be granted in any calendar year
      Options which in the aggregate relate to more than such amount of shares of Stock as the Board shall determine.

            (b) Directors. The Directors as a group may not over the life of this Plan be issued in the aggregate more than 100,000 shares of Stock in connection with the exercise of Options, less the number of shares of Stock issued to Directors pursuant to the Predecessor Plan.

      7.4.  Option Price and Exercise Period.

            (a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 10 of this Plan, the Committee shall not, absent the approval of First State's shareholders, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options.

            (b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the employment of an Employee or the status of an individual as a Director has terminated for any reason whatsoever, including death or disability.

      7.5.  Method of Exercise.

            (a) Committee Rules. An Option may be exercised as provided in this Section 7.5 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

            (b) Notice and Payment. An Option shall be exercised by delivering to First State's President and Chief Executive Officer or his delegate during the period in which such Option is exercisable, (1) written notice of exercise in, a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

                  (1) in cash, electronic funds transfer or a check acceptable to the Committee;

                  (2) in Stock which has been held by the Employee or Director for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

                  (3) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

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                  (4)   in any combination of the methods described in this
            Section 7.5 (b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

            (c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

      7.6. Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and Rule 16b-3 and consistent with the best interests of First State, an Option granted under this Plan shall not be transferable by an Employee or a Director other than by will or by the laws of descent and distribution. Any such Option grant under this Plan shall be exercisable during an Employee's or Director's lifetime, as the case may be, only by the Employee or the Director, provided that in the event an Employee or Director is incapacitated and unable to exercise such Employee's or Director's Option, such Employee's or Director's legal guardian or legal representative whom the Committee (or its delegate) deems appropriate based on all applicable facts and circumstances presented to the Committee (or its delegate) may exercise such Employee's or Director's Option, in accordance with the provisions of the Plan and the applicable Option Agreement. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or the Director under this Plan.

SECTION 8. SECURITIES REGISTRATION

      Each Option Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option, the Employee or Director shall, if so requested by First State, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by First State, shall deliver to First State a written statement satisfactory to First State to that effect. As for, Stock issued pursuant to this Plan, First State may at its expense take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee or Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee or Director; however, First State shall have no obligation whatsoever to take any such action or to take any action in connection with the transfer, resale or other disposition of such Stock by an Employee.

SECTION 9. LIFE OF PLAN

      No Option shall be granted under this Plan on or after the earlier of

            (1) the tenth anniversary of the date the Board adopts this Plan, in which event this Plan otherwise thereafter, shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

            (2) the date on which all of the Stock reserved under Section 3 of this Plan has as a result of the exercise of all Options been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

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SECTION 10. ADJUSTMENT

      10.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant limitations described in Section 7.3 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of First State, including, but not limited to, such changes as stock dividends or stock splits.

      10.2. Mergers. The Board as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock reserved under
Section 3 of this Plan and the grant limitations described in Section 7.3 of this Plan. Furthermore, the Board as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) and the number, kind or class (or any combination thereof) of shares subject to Option grants previously made under this Plan and the related Option Price for each such Option, and, further, shall have the right (in any manner which the Board in its discretion deems consistent with Code Section 424(a) and without regard to the grant limitations described in Section 7.3 of this Plan) to make Option grants to effect the assumption of, or the substitution for option right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such option rights grants.

      10.3. Fractional Shares. If any adjustment under this Section 10 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 10 by the Board shall be conclusive and binding on all affected persons.

SECTION 11. AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of First State to the extent such approval is required under applicable law, Code Section 422, Rule 16b-3 or any applicable NASD rule. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time. The Board or the Committee shall have the right to modify, amend or cancel (retroactively or prospectively) any Option granted before such suspension or termination if (1) the Employee or Director consents in writing to such modification, amendment or cancellation (except that in no case can Options be repriced either by cancellation and regrant or by lowering the exercise price of a previously granted award) or (2) there is a dissolution or liquidation of First State or a transaction described in Section 10 of this Plan. Suspension or termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it with respect to Options granted under this Plan prior to the date of such suspension or termination.

SECTION 12. MISCELLANEOUS

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      12.1. Shareholder Rights. No Employee or Director shall have any rights as a shareholder of First State as a result of the grant of an Option under this Plan or his or her exercise of such Option pending the actual delivery of the Stock subject to such Option to such Employee or Director.

      12.2. No Contract of Employment or Director Status. The grant of an Option to an Employee or a Director under this Plan shall not constitute a contract of employment or an agreement to continue his or her status as an Employee or a Director and shall not confer on an Employee or Director any rights in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.

      12.3. Share Retention Guidelines. Shares of Stock acquired by an Employee under this Plan upon the exercise of an Option may be subject to share retention guidelines established by First State.

      12.4. Withholding. The exercise of any Option granted under this Plan shall constitute an Employee's or Director's full and complete consent to whatever action the Committee deems necessary to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise. The Committee also shall have the right to provide in an Option Agreement that an Employee or Director may elect to satisfy minimum federal and state tax withholding requirements, if any, through a reduction in the number of shares of Stock actually transferred, or the cash payments to be made, to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

      12.5  Construction.

            (a) Governing Law. This Plan shall be construed under the laws of the State of Florida (excluding its choice-of-law rules) to the extent not superseded by federal law.

            (b) Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            (c) Conflicts. In the event of a conflict between the terms of this Plan and any Option Agreement, the terms of the Plan shall prevail.

      Executed this 1st day of October, 2004.

                               FIRST STATE FINANCIAL CORPORATION

                               By: /s/ Corey J. Coughlin
                                   --------------------------------------------
                                       Corey J. Coughlin
                               Title:  President and Chief Executive Officer

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